Exhibit 5.2

September 17, 2015

Ladies and Gentlemen:

I am the Co-General Counsel and Corporate Secretary of Kindred Healthcare, Inc., a Delaware corporation (the “Company”), and I am delivering this opinion letter in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) up to $750,000,000 aggregate principal amount of the Company’s 8.00% Senior Notes due 2020 (the “2020 Exchange Notes”) to be offered in exchange for the Company’s outstanding unregistered 8.00% Senior Notes due 2020 originally issued on December 18, 2014 and (ii) up to $600,000,000 aggregate principal amount of the Company’s 8.75% Senior Notes due 2023 (the “2023 Exchange Notes” and, together with the 2020 Exchange Notes, the “Exchange Notes”) to be offered in exchange for the Company’s outstanding unregistered 8.75% Senior Notes due 2023 originally issued on December 18, 2014. The Exchange Notes are fully and unconditionally guaranteed by each of the guarantors listed in the Registration Statement (the “Guarantors”). The 2020 Exchange Notes will be issued under an indenture dated as of December 18, 2014 (the “2020 Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “2020 Trustee”) and the 2023 Exchange Notes will be issued under an indenture dated as of December 18, 2014 (the “2023 Indenture” and, together with the 2020 Indenture, the “Indentures”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “2023 Trustee” and, together with the 2020 Trustee, the “Trustees”). Each of the Indentures includes the guarantees of the applicable Exchange Notes by the Guarantors.

In arriving at the opinions expressed below, I have reviewed the following documents:

(a) the Registration Statement;

(b) an executed copy of each of the Indentures; and

(c) the form of the Exchange Notes included in each of the Indentures.

In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Guarantors listed in Annex A hereto (the “Non-Delaware or New York Guarantors”) and such other documents, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed and (ii) that the Exchange Notes will conform to the form thereof that I have reviewed and will be duly authenticated in accordance with the terms of each of the Indentures.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that the execution and delivery of the Indentures have been duly authorized by all necessary corporate, limited liability company, partnership, limited partnership or limited liability partnership action, as applicable, by each Non-Delaware or New York Guarantor, and each of the Indentures has been duly executed and delivered by each Non-Delaware or New York Guarantor.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to me in the Registration Statement and the related prospectus under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and I assume no obligation to advise, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Joseph L. Landenwich
Name:	Joseph L. Landenwich
Title:	Co-General Counsel and Corporate Secretary

Annex A

ABC Hospice, LLC	Texas

Aberdeen Holdings, Inc.	Texas

Able Home Healthcare, Inc.	Texas

Advanced Oncology Services, Inc.	Florida

Alpine Home Health Care, LLC	Colorado

Alpine Home Health II, Inc.	Colorado

Alpine Home Health, Inc.	Mississippi

Alpine Resource Group, Inc.	Colorado

American Hospice, Inc.	Texas

American VitalCare, L.L.C.	California

Asian American Home Care, Inc.	California

BWB Sunbelt Home Health Services, LLC	Texas

California Hospice, LLC	Texas

Capital Care Resources of South Carolina, LLC	Georgia

Capital Care Resources, LLC	Georgia

Capital Health Management Group, LLC	Georgia

Central Arizona Home Health Care, Inc.	Arizona

Chaparral Hospice, Inc.	Texas

Chattahoochee Valley Home Care Services, LLC	Georgia

Chattahoochee Valley Home Health, LLC	Georgia

CHC Management Services, LLC	Missouri

CHMG Acquisition LLC	Georgia

CHMG of Atlanta, LLC	Georgia

CHMG of Griffin, LLC	Georgia

Colorado Hospice, L.L.C.	Colorado

Compass Hospice, Inc.	Texas

Courtland Gardens Health Center, Inc.	Connecticut

CRH of Dallas, LLC	Missouri

CRH of Lancaster, LLC	Missouri

CRH of St. Louis, LLC	Missouri

CRH of Waukesha, LLC	Missouri

Eastern Carolina Home Health Agency, LLC	North Carolina

Faith Home Health and Hospice, LLC	Kansas

Faith in Home Services, L.L.C.	Kansas

Family Hospice, Ltd.	Texas

FHI GP, Inc.	Texas

FHI LP, Inc.	Nevada

FHI Management, Ltd.	Texas

First Home Health, Inc.	West Virginia

Focus Care Health Resources, Inc.	Texas

Foothill Nursing Company Partnership	California

GBA Holding, Inc.	Texas

GBA West, LLC	Texas

Georgia Hospice, LLC	Texas

Gilbert’s Home Health Agency, Inc.	Mississippi

Gilbert’s Hospice Care of Mississippi, LLC	Mississippi

Gilbert’s Hospice Care, LLC	Mississippi

Girling Health Care Services of Knoxville, Inc.	Tennessee

Girling Health Care, Inc.	Texas

Harden Clinical Services, LLC	Texas

Harden HC Texas Holdco, LLC	Texas

Harden Healthcare Services, LLC	Texas

Harden Healthcare, LLC	Texas

Harden Home Option, LLC	Texas

Harden Hospice, LLC	Texas

Hawkeye Health Services, Inc.	Iowa

Healthfield Home Health, LLC	Georgia

Healthfield Hospice Services, LLC	Georgia

Healthfield of Southwest Georgia, LLC	Georgia

Healthfield of Statesboro, LLC	Georgia

Healthfield of Tennessee, LLC	Georgia

Helian ASC of Northridge, Inc.	California

Hillhaven—MSC Partnership	California

Home Health Care Affiliates of Central Mississippi, L.L.C.	Mississippi

Home Health Care Affiliates of Mississippi, Inc.	Mississippi

Home Health Care Affiliates, Inc.	Mississippi

Home Health Care of Carteret County, LLC	North Carolina

Home Health of Rural Texas, Inc.	Texas

Home Health Services, Inc.	Utah

Homecare Holdings, Inc.	Florida

HomeCare Plus, Inc.	Alabama

Horizon Health Care Services, Inc.	Texas

Horizon Health Network LLC	Alabama

Hospice Care of Kansas and Missouri, L.L.C.	Missouri

Hospice Care of Kansas, L.L.C.	Kansas

Hospice Care of the Midwest, L.L.C.	Missouri

House Call Doctors, Inc.	Texas

IntegraCare Home Health Services, Inc.	Texas

IntegraCare Hospice of Abilene, LLC	Texas

IntegraCare of Abilene, LLC	Texas

IntegraCare of Albany, LLC	Texas

IntegraCare of Athens-Home Health, LLC	Texas

IntegraCare of Athens-Hospice, LLC	Texas

IntegraCare of Granbury, LLC	Texas

IntegraCare of Littlefield, LLC	Texas

IntegraCare of Olney Home Health, LLC	Texas

IntegraCare of Texas, LLC	Texas

IntegraCare of West Texas-Home Health, LLC	Texas

IntegraCare of West Texas-Hospice, LLC	Texas

IntegraCare of Wichita Falls, LLC	Texas

Iowa Hospice, L.L.C.	Iowa

Isidora’s Health Care Inc.	Texas

J. B. Thomas Hospital, Inc.	Massachusetts

Lafayette Health Care Center, Inc.	Georgia

Lakes Hospice, L.L.C.	Iowa

Lighthouse Hospice – Coastal Bend, LLC	Texas

Lighthouse Hospice – Metroplex, LLC	Texas

Lighthouse Hospice Management, LLC	Texas

Lighthouse Hospice Partners, LLC	Texas

Lighthouse Hospice-San Antonio, LLC	Texas

Med. Tech. Services of South Florida, Inc.	Florida

MedEquities, Inc.	California

Med-Tech Private Care, Inc.	Florida

Med-Tech Services of Dade, Inc.	Florida

Med-Tech Services of Palm Beach, Inc.	Florida

Mid-South Home Care Services, LLC	Alabama

Mid-South Home Health Agency, LLC	Alabama

Mid-South Home Health of Gadsden, LLC	Georgia

Mills Medical Practices, LLC	Ohio

Missouri Home Care of Rolla, Inc.	Missouri

New Triumph HealthCare of Texas, L.L.C.	Texas

New Triumph HealthCare, LLP	Texas

North West Texas Home Health Services, LLC	Texas

Nursing Care – Home Health Agency, Inc.	West Virginia

OHS Service Corp.	Texas

Omega Hospice, LLC	Alabama

Outreach Health Services of North Texas, LLC	Texas

Outreach Health Services of the Panhandle, LLC	Texas

PersonaCare of Connecticut, Inc.	Connecticut

Physician Housecalls, LLC	Colorado

Professional Healthcare at Home, LLC	California

RehabCare Group of Amarillo, L.P.	Texas

RehabCare Group of Arlington, LP	Texas

RehabCare Group of Texas, L.L.C.	Texas

Salt Lake Physical Therapy Associates, Inc.	Utah

Saturday Partners, LLC	Colorado

Senior Home Care, Inc.	Florida

SHC Rehab, Inc.	Florida

Southern California Specialty Care, Inc.	California

Southern Nevada Home Health Care, Inc.	Nevada

Southern Utah Home Health, Inc.	Utah

Southern Utah Home Oxygen & Medical Equipment, Inc.	Utah

Specialty Hospital of Cleveland, Inc.	Ohio

Specialty Hospital of Philadelphia, Inc.	Pennsylvania

Specialty Hospital of South Carolina, Inc.	South Carolina

Synergy Healthcare Group, Inc.	Louisiana

Synergy Home Care-Acadiana Region, Inc.	Louisiana

Synergy Home Care-Capitol Region, Inc.	Louisiana

Synergy Home Care-Central Region, Inc.	Louisiana

Synergy Home Care-Northeastern Region, Inc.	Louisiana

Synergy Home Care-Northshore Region, Inc.	Louisiana

Synergy Home Care-Northwestern Region, Inc.	Louisiana

Synergy Home Care-Southeastern Region, Inc.	Louisiana

Synergy, Inc.	Louisiana

Tar Heel Health Care Services, LLC	North Carolina

Texas Health Management Group, LLC	Texas

THC—Chicago, Inc.	Illinois

THC—Houston, Inc.	Texas

THC—North Shore, Inc.	Illinois

THC—Orange County, Inc.	California

THC—Seattle, Inc.	Washington

The American Heartland Hospice Corp.	Missouri

The Home Option, LLC	Texas

The Home Team of Kansas LLC	Kansas

The Therapy Group, Inc.	Louisiana

Total Care Home Health of Louisburg, LLC	Georgia

Total Care Home Health of North Carolina, LLC	Georgia

Total Care Home Health of South Carolina, LLC	Georgia

Transitional Hospitals Corporation of Indiana, Inc.	Indiana

Transitional Hospitals Corporation of Louisiana, Inc.	Louisiana

Transitional Hospitals Corporation of Nevada, Inc.	Nevada

Transitional Hospitals Corporation of New Mexico, Inc.	New Mexico

Transitional Hospitals Corporation of Tampa, Inc.	Florida

Transitional Hospitals Corporation of Texas, Inc.	Texas

Transitional Hospitals Corporation of Wisconsin, Inc.	Wisconsin

Trinity Hospice of Texas, LLC	Texas

Triumph Hospital Northwest Indiana, Inc.	Missouri

Triumph Rehabilitation Hospital Northern Indiana, L.L.C.	Indiana

Tucker Nursing Center, Inc.	Georgia

Van Winkle Home Health Care, Inc.	Mississippi

Vernon Home Health Care Agency, LLC	Texas

Voyager Acquisition, L.P.	Texas

We Care Home Health Services, Inc.	California

Wellstream Health Services, LLC	Texas

West Texas, LLC	Texas

Wiregrass Hospice Care, LLC	Georgia

Wiregrass Hospice LLC	Alabama

Wiregrass Hospice of South Carolina, LLC	Georgia